Exhibit 10.5

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”), dated as of [DATE] (the “Effective Date”), is by and between Sensus Healthcare, Inc., a Delaware corporation (the “Corporation”), and [NAME OF INDEMNITEE] (“Indemnitee”). The Corporation and Indemnitee are sometimes referred to in this Agreement as each, individually, a “Party” and, collectively, the “Parties.”

RECITALS:

A.           Indemnitee is a director, officer, employee, or agent of the Corporation.

B.           Both the Corporation and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors, officers, employees, and agents of public and other entities.

C.           The board of directors of the Corporation (the “Board”) has determined that enhancing the ability of the Corporation to retain and attract as directors, officers, employees, and agents the most capable persons is in the best interests of the Corporation and that the Corporation therefore should seek to assure such persons that indemnification is available.

D.           In recognition of the need to provide Indemnitee with substantial protection against personal liability and enhance Indemnitee’s ability to serve the Corporation in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Corporation’s certificate of incorporation or bylaws (collectively, the “Constituent Documents”), any change in the composition of the Board, or any change in control or business combination transaction relating to the Corporation), the Corporation desires to provide in this Agreement for the indemnification of, and the advancement of Expenses (as defined below) to, Indemnitee as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and Indemnitee’s agreement to provide services to the Corporation, the receipt and adequacy of which is hereby conclusively acknowledged, the Parties agree as follows:

1.           Definitions. For purposes of this Agreement, the following terms will have the following meanings:

(a)          “Beneficial Owner” has the meaning given to the term “beneficial owner” in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)          “Change in Control” means the occurrence of any of the following events after the Effective Date:

(i)          any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing 50% or more of the Corporation’s then-outstanding Voting Securities, unless the change in relative Beneficial Ownership of the Corporation’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

(ii)         the consummation of a reorganization, merger or consolidation, unless immediately following such reorganization, merger or consolidation, all of the Beneficial Owners of the Voting Securities of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding Voting Securities of the entity resulting from such transaction;

(iii)        during any period of two (2) consecutive years, not including any period prior to the execution of this Agreement, individuals who at the beginning of such period constituted the Board (including for this purpose any new directors whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board;

(iv)        the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation; or

(v)         the consummation of a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

(c)          “Claim” means:

(i)          any threatened, pending, or completed action, suit, proceeding, or alternative dispute resolution mechanism, whether civil, criminal, administrative, arbitrative, investigative, or other, and whether made pursuant to federal, state, or other law; or

(ii)         any inquiry, hearing, or investigation that Indemnitee determines might lead to the institution of any such action, suit, proceeding, or alternative dispute resolution mechanism.

(d)          “Corporate Member” means a person who is or was a director, officer, employee, or agent of the Corporation or, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans.

(e)          “Disinterested Director” means a director of the Corporation who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

(f)          “Expenses” means any and all actually and reasonably incurred expenses, including attorneys’ and experts’ fees, court costs, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, and all other costs and expenses incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness, or participate in, any Claim. Expenses also include (i) Expenses incurred in connection with any appeal resulting from any Claim, including the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent; and (ii) for purposes of Section 3(c) only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement, or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. Expenses, however, will not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(g)          “Expense Advance” means any payment of Expenses advanced to Indemnitee by the Corporation pursuant to Section 3 of this Agreement.

(h)          “Indemnifiable Event” means any event or occurrence, whether occurring [before,] on or after the Effective Date, by reason of the fact that Indemnitee is or was a Corporate Member or by reason of an action or inaction by Indemnitee in any such capacity (whether or not serving in such capacity at the time any Loss is incurred for which indemnification can be provided under this Agreement).

(i)          “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently performs, nor in the past three (3) years has performed, services for either: (i) the Corporation or Indemnitee (other than in connection with matters concerning Indemnitee under this Agreement or of other indemnitees under similar agreements); or (ii) any other party to the Claim giving rise to a claim for indemnification under this Agreement. Notwithstanding the foregoing, the term “Independent Counsel” will not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(j)          “Losses” means any and all actually and reasonably incurred Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal, or other), ERISA excise taxes, amounts paid, or payable in settlement, including any interest, assessments, and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness, or participate in, any Claim.

(k)          “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity, or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.

(l)          “Standard of Conduct Determination” will have the meaning ascribed to it in Section 6(b) below.

(m)          “Voting Securities” means any securities of the Corporation that vote generally in the election of directors.

2.           Services to the Corporation. Indemnitee agrees to serve as a director, officer, employee, or agent of the Corporation for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders [his/her] resignation or is no longer serving in such capacity. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), in which event the Corporation will have no obligation whatsoever under this Agreement to continue Indemnitee in any such position. This Agreement will not be deemed an employment agreement between the Corporation (or any of its subsidiaries or affiliates) and Indemnitee. Indemnitee specifically acknowledges that, subject to the terms of any employment agreement with the Corporation, Indemnitee’s service to the Corporation or any of its subsidiaries or affiliates is at will and Indemnitee may be discharged at any time for any reason, with or without cause, subject to any other contractual obligation or any obligation imposed by operation of law.

3.           Indemnification and Advancement of Expenses. Subject to Sections 4 through 8 of this Agreement:

(a)          Indemnification. Provided that Indemnitee has not been terminated for “Cause,” as defined in Indemnitee’s employment agreement with the Corporation, if any, the Corporation will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may be amended after the Effective Date, Indemnitee against any and all Losses to the extent Indemnitee was or is made or is threatened to be made a party or is otherwise involved in any Claim related to an Indemnifiable Event, including Claims brought by or in the right of the Corporation, Claims brought by third parties, and Claims in which Indemnitee is solely a witness.

(b)          Advancement of Expenses. The Corporation will pay Indemnitee the Expenses in connection with any Claim for which indemnification of Indemnitee is required pursuant to Section 3(a) in advance of the final disposition of such Claim. A plea of guilty to a felony charge arising out of misconduct committed by Indemnitee in Indemnitee’s capacity as a Corporate Member will, for purposes of the mandatory advancement of expenses provided in this Section 3(b), constitute a final disposition of a Claim. Execution and delivery to the Corporation of this Agreement by Indemnitee constitutes an undertaking by Indemnitee to repay any and all amounts paid, advanced, or reimbursed by the Corporation pursuant to this Section 3(b) if it is ultimately determined that Indemnitee is not entitled to be indemnified with respect to the Expenses related to, arising out of, or resulting from any Claim. Indemnitee’s right to such advancement of Expenses is not subject to the satisfaction of any standard of conduct.

(c)          Claims By Indemnitee Against the Corporation. The Corporation will also, to the fullest extent permitted by applicable law as it presently exists or may be amended after the Effective Date, indemnify against, and, if requested by Indemnitee, will advance to Indemnitee subject to and in accordance with Section 3(b), any Expenses in connection with any Claim by Indemnitee against the Corporation for indemnification or reimbursement or advance payment of Expenses under this Agreement or under any of the Constituent Documents; provided, however, that in the event that Indemnitee is ultimately determined not to be entitled to such indemnification, as the case may be, then all amounts advanced under this Section 3(c) must be repaid to the Corporation by Indemnitee.

(d)          Partial Indemnification. If Indemnitee is entitled under this Agreement to indemnification by the Corporation for a portion of any Losses in respect of a Claim related to an Indemnifiable Event, but not for the total amount of such Losses, the Corporation will nevertheless indemnify Indemnitee for the portion of such Losses to which Indemnitee is entitled.

4.           Procedure upon Application for Indemnification. In order to obtain indemnification or Expense Advances pursuant to this Agreement, Indemnitee must submit to the Corporation a written request for indemnification or Expense Advances, as applicable, in substantially the same form as attached to this Agreement as Exhibit A, including in such request (a) such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Claim or Expense Advances prior to the final disposition of the Claim; and (b) a confirmation of the undertaking agreed to by Indemnitee in Section 3(b), subject to any additional terms and conditions of repayment as the Parties may agree upon from time to time. The Secretary of the Corporation will, promptly upon receipt of such a request for indemnification or Expense Advances, advise the Board in writing of such request.

5.           Payment of Indemnification and Expense Advances.

(a)          Payment of Indemnification. If, in regard to any Losses, Indemnitee has submitted a written request for indemnification in accordance with Section 4 and:

(i)          Indemnitee is entitled to indemnification pursuant to Section 6(a);

(ii)         no Standard Conduct Determination is legally required as a condition to indemnification of Indemnitee under this Agreement; or

(iii)        Indemnitee has been determined or deemed pursuant to Section 6(b) or Section 6(c) to have satisfied the Standard of Conduct Determination,

then the Corporation will pay an amount equal to such Losses to Indemnitee within thirty (30) days of the earliest date on which the applicable criterion specified in clause (i), (ii), or (iii) is satisfied.

(b)          Payment of Expense Advances. The Corporation will pay Indemnitee the Expenses in connection with any Claim for which indemnification of Indemnitee is required pursuant to Section 3(a) within thirty (30) days of receipt of the written request for advancement of Expenses in accordance with Section 4.

6.           Determination of Right to Indemnification.

(a)          Mandatory Indemnification; Indemnification as a Witness.

(i)          To the extent that Indemnitee is successful on the merits or otherwise in defense of any Claim relating to an Indemnifiable Event or any portion of such Claim, including dismissal with or without prejudice, Indemnitee will be indemnified against all Losses relating to such Claim in accordance with Section 3.

(ii)         To the extent that Indemnitee’s involvement in a Claim relating to an Indemnifiable Event is to prepare to serve and serve as a witness, and not as a party, Indemnitee will be indemnified against all Losses incurred in connection with such Claim in accordance with Section 3.

(b)          Standard of Conduct. To the extent that the provisions of Section 6(a) are inapplicable to a Claim related to an Indemnifiable Event that will have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law that is a legally required condition to indemnification of Indemnitee against Losses relating to such Claim and any determination that Expense Advances must be repaid to the Corporation (a “Standard of Conduct Determination”) will be made as follows:

(i)          if no Change in Control has occurred, (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board; (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum; or (C) if there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which will be delivered to Indemnitee; and

(ii)         if a Change in Control has occurred, (A) if Indemnitee so requests in writing, by a majority vote of the Disinterested Directors, even if less than a quorum of the Board; or (B) otherwise, by Independent Counsel in a written opinion addressed to the Board, a copy of which will be delivered to Indemnitee.

(c)          Making the Standard of Conduct Determination.

(i)          The Corporation will use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 6(b) to be made as promptly as practicable. If the Person designated to make the Standard of Conduct Determination under Section 6(b) will not have made a determination within thirty (30) days after the later of (A) receipt by the Corporation of a written request from Indemnitee for indemnification pursuant to Section 4 (the date of such receipt being the “Notification Date”); and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then Indemnitee will be deemed to have satisfied the applicable standard of conduct; provided, however, that such thirty-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the Person making such determination in good faith requires such additional time to obtain or evaluate information relating to such determination.

(ii)         Indemnitee will cooperate with the Person making the Standard of Conduct Determination with respect to Indemnitee’s entitlement to indemnification, including providing to such Person upon reasonable request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee. The Corporation will indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, will reimburse Indemnitee for, or advance to Indemnitee, within thirty (30) days of such request, any and all Expenses incurred by Indemnitee in cooperating with the Person making the Standard of Conduct Determination.

(iii)        Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement will be required to be made prior to the final disposition of any Claim.

(d)          Selection of Independent Counsel for Standard of Conduct Determination. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b), the Independent Counsel will be selected as provided in this Section 6(d). If no Change of Control has occurred, the Independent Counsel will be selected by the Board, and the Corporation will give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. If a Change of Control has occurred, the Independent Counsel will be selected by Indemnitee (unless Indemnitee requests that such selection be made by the Board, in which event the preceding sentence will apply), and Indemnitee will give written notice to the Corporation advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Corporation, as the case may be, may, within seven (7) days after receipt of such written notice of selection, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection must set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within thirty (30) days after submission by Indemnitee of a written request for indemnification pursuant to Section 4, no Independent Counsel has been selected and not objected to, either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware for resolution of any objection which has been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel or for the appointment of a Person as Independent Counsel selected by such court or by such other Person as such court will designate, and the Person with respect to whom an objection is so resolved or the Person so appointed will act as Independent Counsel under Section 6(b). The Corporation will pay any and all reasonable fees and expenses of the Independent Counsel incurred in connection with acting pursuant to this Agreement, and the Corporation will pay all reasonable fees and expenses incident to the procedures of this Section 6(d), unless any objection by Indemnitee was frivolous and not in good faith. Upon the due commencement of any judicial proceeding pursuant to Section 6(e)(i) of this Agreement, Independent Counsel will be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(e)          Presumptions and Defenses.

(i)          Indemnitee’s Entitlement to Indemnification. In making any Standard of Conduct Determination, the Person making such determination will presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the Corporation will have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by Indemnitee in the Court of Chancery of the State of Delaware within one hundred and eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 6(e)(i). No determination by the Corporation (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or Expenses Advances by the Corporation under this Agreement or create a presumption that Indemnitee has not met any applicable standard of conduct.

(ii)         Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee will be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Corporation, including its financial statements, or upon information, opinions, reports, or statements furnished to Indemnitee by the officers or employees of the Corporation or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants, and financial advisors) as to matters Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. In addition, the knowledge or actions, or failures to act, of any director, officer, agent, or employee of the Corporation will not be imputed to Indemnitee for purposes of determining the right to indemnity under this Agreement.

(iii)        No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere or its equivalent, will not (except as otherwise expressly provided in this Agreement) of itself create a presumption that Indemnitee did not meet any applicable standard of conduct or have any particular belief, or that indemnification under this Agreement is otherwise not permitted.

(iv)        Defense to Indemnification and Burden of Proof. It will be a defense to any action brought by Indemnitee against the Corporation to enforce this Agreement (other than an action brought to enforce a claim for Losses incurred in defending against a Claim related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for the Corporation to indemnify Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that Indemnitee did not satisfy the applicable standard of conduct will be on the Corporation.

7.           Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Corporation will not be obligated to:

(a)          make any payment to Indemnitee in respect of any Losses to the extent Indemnitee has otherwise received payment under any insurance policy, the Constituent Documents, the Other Indemnity Provisions, or otherwise (including any payment from any other corporation, partnership, joint venture, trust, enterprise, or nonprofit entity) of the amounts otherwise indemnifiable by the Corporation under this Agreement;

(b)          indemnify or advance funds to Indemnitee for Expenses or Losses with respect to proceedings initiated by Indemnitee, including any proceedings against the Corporation or its directors, officers, employees, agents, or other indemnitees and not by way of defense, except (i) proceedings referenced in Section 3(c); or (ii) where the Corporation has joined in or the Board has consented to the initiation of such proceedings;

(c)          indemnify or advance funds to Indemnitee for Expenses or Losses where such indemnification or advance would be inconsistent with (i) a provision of the Constituent Documents, a resolution of the stockholders, or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification or advancement of expense; or (ii) any condition expressly imposed by a court in approving a settlement;

(d)          indemnify Indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law;

(e)          indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Corporation in violation of Section 16(b) of the Exchange Act, or any similar successor statute; or

(f)          indemnify or advance funds to Indemnitee for Indemnitee’s reimbursement to the Corporation of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements under (i) Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Corporation or the payment to the Corporation of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002; and (ii) any rules or listing standards adopted, promulgated, or to be adopted or promulgated after the Effective Date, as applicable, under or as a result of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010).

8.           Notification and Defense of Claims.

(a)          Notification of Claims. Indemnitee will notify the Corporation in writing as soon as practicable of any Claim which could relate to an Indemnifiable Event or for which Indemnitee could seek Expense Advances, including a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Claim. The failure by Indemnitee to timely notify the Corporation under this Agreement will not relieve the Corporation from any liability under this Agreement, unless such failure materially prejudices the Corporation.

(b)          Defense of Claims. The Corporation may, in its sole discretion, participate in the defense of any Claim relating to an Indemnifiable Event at its own expense and, except as otherwise provided below, to the extent the Corporation so wishes, it may assume the defense of such Claim with counsel reasonably satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election to assume the defense of any such Claim, the Corporation will not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee’s defense of such Claim other than reasonable costs of investigation or as otherwise provided below. Indemnitee will have the right to employ its own legal counsel in such Claim, but all Expenses related to such counsel incurred after notice from the Corporation of its assumption of the defense will be at Indemnitee’s own expense; provided, however, that if (i) Indemnitee’s employment of its own legal counsel has been authorized by the Corporation; (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Corporation in the defense of such Claim; (iii) after a Change in Control, Indemnitee’s employment of its own counsel has been approved by the Independent Counsel; or (iv) the Corporation will not in fact have employed counsel to assume the defense of such Claim, then Indemnitee will be entitled to retain its own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Claim) and all reasonable Expenses related to such separate counsel will be paid by the Corporation.

9.           Settlement of Claims. The Corporation will not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Claim related to an Indemnifiable Event effected without the Corporation’s prior written consent, which will not be unreasonably withheld; provided, however, that if a Change in Control has occurred, the Corporation will be liable for indemnification of Indemnitee for amounts paid in settlement if an Independent Counsel has approved the settlement. The Corporation will not settle any Claim related to an Indemnifiable Event in any manner that would impose any Losses on Indemnitee, without Indemnitee’s prior written consent, which will not be unreasonably withheld.

10.         Duration. All agreements and obligations of the Corporation contained in this Agreement will terminate upon the later of (a) ten (10) years after the date that Indemnitee ceases to serve as a director, officer, employee, or agent, as applicable, of the Corporation; and (b) throughout the pendency of any proceeding (including any rights of appeal to such proceeding) commenced by Indemnitee to enforce or interpret Indemnitee’s rights under this Agreement, even if, in either case, Indemnitee ceases to serve in such capacity at the time of any such Claim or proceeding.

11.         Non-Exclusivity. The rights of Indemnitee under this Agreement will be in addition to any other rights Indemnitee may have under the Constituent Documents, the General Corporation Law of the State of Delaware, any other contract, or otherwise (collectively, the “Other Indemnity Provisions”).

12.         Insurance. Indemnitee acknowledges and agrees that the Corporation may purchase and maintain insurance on behalf of Indemnitee against any Losses asserted against Indemnitee and incurred by Indemnitee as a Corporate Member, or arising out of Indemnitee’s status as a Corporate Member, whether or not the Corporation would have the power to indemnify Indemnitee against such Losses under this Agreement or the Other Indemnity Provisions.

13.         Subrogation. In the event of payment to Indemnitee under this Agreement, the Corporation will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Indemnitee will execute all papers required and will do everything that may be necessary or reasonable to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

14.         Recitals; Interpretation. The recitals to this Agreement are hereby incorporated by reference into the Agreement for all purposes. For purposes of this Agreement: (a) the words “include,” “includes” and “including” will be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references in this Agreement: (x) to Sections and Exhibits mean the Sections of, and Exhibits to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument, or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The Exhibits referred to in this Agreement will be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim in this Agreement.

15.         No Construction Against Draftsmen. The Parties acknowledge that this is a negotiated agreement, and that in no event will the terms of this Agreement be construed against any Party on the basis that such Party, or its counsel, drafted this Agreement.

16.         Headings. The headings in this Agreement are for reference only and will not affect the interpretation of this Agreement.

17.         Amendments; Waiver. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by both of the Parties. Any repeal or modification of the provisions of this Agreement will not adversely affect any right or protection of Indemnitee provided in this Agreement with respect to any act or omission occurring prior to the time of such repeal or modification. No waiver of any of the provisions of this Agreement will be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver will operate as a waiver of any other provisions of this Agreement (whether or not similar), nor will such waiver constitute a continuing waiver. Except as specifically provided in this Agreement, no failure to exercise or any delay in exercising any right or remedy under this Agreement will constitute a waiver of any such right or remedy.

18.         Binding Effect. This Agreement is binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), assigns, spouses, heirs, and personal and legal representatives. The Corporation will require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business or assets of the Corporation, by written agreement in form and substances satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

19.         Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible.

20.         Notices. All notices, requests, demands, or other communications that are required or may be given pursuant to the terms of this Agreement will be in writing and will be deemed to have been duly given: (a) on the date of delivery, if personally delivered by hand; (b) upon the third day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested; or (c) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier. Notice of change of address will be effective only when given in accordance with this Section. Subject to the provisions of this Section 20, each such notice will be sent to the following addresses (as applicable):

if to Indemnitee, to:

_____________________

_____________________

if to the Corporation, to:

Sensus Healthcare, Inc.

Attn: [_________________], Secretary

851 Broken Sound Pkwy NW #215
Boca Raton, FL 33487

21.         Governing Law and Forum. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws. The Corporation and Indemnitee hereby irrevocably and unconditionally agree that any action or proceeding arising out of or in connection with this Agreement will be brought only in the Court of Chancery in the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding will be another state or federal court located within the State of Delaware. Each Party consents to the jurisdiction of such court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such court. Service of any court paper may be effected on such Party by mail, as provided in this Agreement, or in such other manner as may be provided under Laws.

22.         JURY WAIVER. IN ANY CIVIL ACTION, COUNTERCLAIM, OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS, OR RELATED TO THIS AGREEMENT, THE PERFORMANCE OF THIS AGREEMENT, OR THE RELATIONSHIP CREATED BY THIS AGREEMENT, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, TRIAL WILL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT, AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THIS AGREEMENT OF THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. NEITHER PARTY HAS MADE OR RELIED UPON ANY ORAL REPRESENTATIONS TO OR BY ANY OTHER PARTY REGARDING THE ENFORCEABILITY OF THIS SECTION 22. EACH PARTY HAS READ AND UNDERSTANDS THE EFFECT OF THIS SECTION 22. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS OWN COUNSEL WITH RESPECT TO THIS AGREEMENT AND SPECIFICALLY WITH RESPECT TO THE TERMS OF THIS SECTION 22.

23.         Counterparts; Effectiveness. This Agreement may be executed in one (1) or more counterparts, each of which will be an original. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to an electronic mail message (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version of such counterpart delivered in person. No Party will raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

24.         Entire Agreement. This Agreement, together, with any Exhibits to this Agreement, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained in this Agreement and in such exhibits, and supersedes all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

THE CORPORATION:

Sensus Healthcare, Inc.

By: _____________________
Name: ___________________
Title: ____________________

INDEMNITEE:

__________________________
[Name]

Signature Page to Indemnification Agreement

EXHIBIT A

FORM OF REQUEST FOR INDEMNIFICATION OR ADVANCEMENT OF EXPENSES

[DATE]

Sensus Healthcare, Inc.

Attn: [_______________], Secretary

851 Broken Sound Pkwy NW #215

Boca Raton, FL 33487

RE:	Request for Indemnification or Advancement of Expenses

Dear Mr./Ms. ______________:

This letter is being provided pursuant to that certain Indemnification Agreement, dated as of [DATE], by and between Sensus Healthcare, Inc., a Delaware corporation (the “Corporation”), and the undersigned as Indemnitee (the “Indemnification Agreement”). Terms used in this letter and not otherwise defined will have the meanings ascribed to them in the Indemnification Agreement. Pursuant to the Indemnification Agreement, among other things, I am entitled to the advancement of Expenses paid or incurred in connection with Claims relating to Indemnifiable Events.

I have become subject to [DESCRIPTION OF PROCEEDING] (the “Proceeding”) based on my status as a Corporate Member or alleged actions or failures to act in my capacity as a Corporate Member. This letter also constitutes notice to the Corporation of the Proceeding pursuant to Section 8 of the Indemnification Agreement. The following is a brief description of the Proceeding:

[DESCRIPTION OF PROCEEDING]

Pursuant to Section 3 of the Indemnification Agreement, the Corporation can (a) pay such Expenses on my behalf; (b) advance funds in an amount sufficient to pay such Expenses; or (c) reimburse me for such Expenses. Pursuant to Section 3 of the Indemnification Agreement, I hereby request an Expense Advance in connection with the Proceeding. The Expenses for which advances are requested are as follows:

[DESCRIPTION OF EXPENSES]

In connection with the request for Expense Advances set out above, I hereby confirm my undertaking set forth in the Indemnification Agreement to repay any and all Expense Advances to the extent that it is ultimately determined that I am not entitled to indemnification under the Indemnification Agreement, the Constituent Documents, or applicable laws, regulations, or rules. [To secure my obligation to repay of any and all Expense Advances, I agree as follows:]

[INSERT ANY TERMS AND CONDITIONS TO EXPENSE ADVANCES]

This letter will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

________________
[Name]
[Title]